SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement.

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                  Bluefly, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

                1) Title of each class of securities to which transaction applies:

                2) Aggregate number of securities to which transaction applies:

                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                4)      Proposed maximum aggregate value of transaction:

                5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)      Amount Previously Paid:

                2)      Form, Schedule or Registration Statement No.:

                3)      Filing Party:

                4)      Date Filed:

                                  BLUEFLY, INC.
                               42 West 39th Street
                               New York, NY 10018

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Bluefly, Inc., which will be held on Friday, August 1, 2003 at 5:00 p.m., at the Corporation's offices at 42 West 39th Street, 9th Floor, New York, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

        The matters scheduled to be considered at the meeting are the election of directors, the approval of the conversion provisions of our Series D Convertible Preferred Stock and the approval of the conversion provisions of our Series E Convertible Preferred Stock.

        The Board of Directors recommends a vote FOR all the proposals being presented at the meeting as being in the best interest of Bluefly and its stockholders. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

        Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

        If you would like additional copies of the proxy material, or if you would like to ask questions about the proposals, you should contact our Investor Relations Department by telephone at (212) 944-8000.

                                   Sincerely,


                                   E. KENNETH SEIFF
                                   President and Chief Executive Officer

                                  BLUEFLY, INC.
                               42 West 39th Street
                            New York, New York 10018

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 August 1, 2003

                                   ----------

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Bluefly, Inc. (the "Corporation") will be held at 5:00 p.m., local time, on Friday, August 1, 2003 at the Corporation's offices at 42 West 39th Street, 9th Floor, New York, New York, for the following purposes:

     1. To elect five directors of the Corporation to hold office until the next annual meeting of stockholders;

     2. To approve the conversion provisions of the Corporation's Series D Convertible Preferred Stock;

     3. To approve the conversion provisions of the Corporation's Series E Convertible Preferred Stock; and

     4. To transact such other business as may properly come before the meeting.

        Only holders of record of the Common Stock and the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock at the close of business on June 25, 2003 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

        WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   By Order of the Board of Directors,


                                   E. KENNETH SEIFF
                                   President and Chief Executive Officer

July 2, 2003

                                  BLUEFLY, INC.
                               42 West 39th Street
                            New York, New York 10018

                                   ----------

                                 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of Bluefly, Inc., a Delaware corporation (the "Corporation"), of proxies to be used at the annual meeting of stockholders of the Corporation to be held at 5:00 p.m., local time, on Friday, August 1, 2003, at the Corporation's offices at 42 West 39th Street, 9th Floor, New York, New York, and at any adjournment thereof. The purposes of the meeting are:

    1. To elect five directors of the Corporation to hold office until the next annual meeting of stockholders;

    2. To approve the conversion provisions (the "Series D Conversion Provisions") of the Corporation's Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock");

    3. To approve the conversion provisions (the "Series E Conversion Provisions") of the Corporation's Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"); and

    4.  To transact such other business as may properly come before the meeting.

        If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock, shares of the Corporation's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), shares of the Corporation's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), shares of the Corporation's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and shares of the Series D Preferred Stock, represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below; (ii) for the approval of the Series D Conversion Provisions; (iii) for the approval of the Series E Conversion Provisions; and (iv) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder of record prior to its exercise upon written notice to the Chief Executive Officer of the Corporation, or by the vote of such stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement and accompanying form of proxy is July 2, 2003.

                                     VOTING

        Holders of record of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of the close of business on June 25, 2003 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the stockholders at the meeting, except the election of two members of the Board of Directors, one of whom was elected by the holders of Series A Preferred Stock voting separately as a class (the "Series A Preferred Designee"), and one of whom was elected by the holders of Series B Preferred Stock voting separately as a class (the "Series B Preferred Designee" and, together with the Series A Preferred Designee, the "Preferred Designees"). The Series A Preferred Designee was elected by vote of the holders of Series A Preferred Stock in August 2002 and the Series B Preferred Designee was elected by the holders of the Series B Preferred Stock in August 2002. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Common Stock (rounded up to the nearest whole number) into which such share is convertible as of the Record Date (except that, prior to the approval of the Series D Conversion Provisions, the maximum number of votes cast with respect to the outstanding shares of Series D Preferred stock may not exceed 2,204,803). As of the Record Date, each share of Series A Preferred Stock was convertible into approximately 8.5 shares of Common Stock, and therefore, entitles the holder thereof to nine votes on all matters to come before the meeting.

As of the Record Date, each share of Series B Preferred Stock was convertible into approximately 3.1 shares of Common Stock and, therefore, entitles the holder thereof to three votes on all matters to come before the meeting. As of the Record Date, each share of Series C Stock was convertible into approximately 1,315.79 shares of Common Stock and, therefore, entitles the holder thereof to 1,316 votes on all matters to come before the meeting. As of the Record Date, the 7,136.548 shares of Series D Preferred Stock outstanding were entitled to an aggregate of 2,204,803 votes and therefore each share of Series D Preferred Stock entitles the holder thereof to 309 votes on all matters to come before the meeting other than the approval of the Series D Conversion Provisions and the Series E Conversion Provisions, on which matter the holders of Series D Preferred Stock are not entitled to vote pursuant to the certificate of designations regarding the Series D Preferred Stock. None of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock is entitled to cumulative voting.

        Holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. As of the Record Date, there were 11,024,568 shares of Common Stock outstanding, each entitled to one vote, 460,000 shares of Series A Preferred Stock outstanding, each entitled to nine votes, 8,889,414 shares of Series B Preferred Stock, each entitled to three votes, 1,000 shares of Series C Preferred Stock, each entitled to 1,316 votes, and 7,136.548 shares of Series D Preferred Stock, each entitled to 309 votes. The total number of votes entitled to be cast at the meeting is, therefore, 45,354,003. Abstentions and so-called "broker non-votes" (instances in which brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

        The favorable vote of a majority of the votes cast by holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock present in person or represented by proxy at the meeting, voting together as a class, is necessary to approve the Series D Conversion Provisions and the Series E Conversion Provisions; and the favorable vote of a plurality of the votes cast by holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, present in person or represented by proxy at the meeting, voting together as a class, is necessary to elect the nominees for the directors of the Corporation. Abstentions and broker non-votes will not be counted as votes cast with respect to, and therefore will have no effect on, the election of directors, the approval of the Series D Conversion Provisions or the approval of the Series E Conversion Provisions. The Board of Directors recommends a vote FOR each of the proposals set forth above.

                          ITEM 1. ELECTION OF DIRECTORS

        Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

        The following information is supplied with respect to the nominees for election as directors of the Corporation and the Preferred Designees:

                   NOMINEES FOR DIRECTOR; PREFERRED DESIGNEES

                                                            DIRECTOR OF THE
    NAME OF DIRECTOR                                AGE    CORPORATION SINCE

    E. Kenneth Seiff                                 38     1991 to present

    Josephine Esquivel                               47     2001 to present

    Alan Kane                                        61     2002 to present

    Martin Miller                                    73     1991 to present

    Robert G. Stevens                                49     1996 to present

    Neal Moszkowski (Series A Preferred Designee)    37     1999 to present

    David Wassong (Series B Preferred Designee)      32     2000 to present

E. Kenneth Seiff, the Corporation's founder, has served as its Chairman of the Board, Chief Executive Officer and Treasurer since its inception in April 1991. He assumed the additional role of President of the Corporation in October 1996.

Josephine Esquivel was appointed as a director of the Corporation in June 2001. Ms. Esquivel was a senior apparel, textiles, footwear and luxury goods equity analyst with Morgan Stanley Dean Witter from February 1995 until April 2001. From June 1987 to February 1995, Ms. Esquivel was a Senior Vice President at Lehman Brothers, and from August 1983 to June 1987, she was a Business Manager for the textile Corporation J.P. Stevens & Co.

Alan Kane was appointed as a director of the Corporation in August 2002. Since September 1997, Mr. Kane has been the professor of retailing at the Columbia University Graduate School of Business. Before joining the Columbia Business School, Mr. Kane spent 28 years in the retailing industry. Mr. Kane has also been nominated for election to serve as a Director of Circuit City Stores.

Martin Miller has served as a director of the Corporation since July 1991. Since October 1997, Mr. Miller has been a partner in the Belvedere Fund, L.P., a fund of hedge funds. From September 1986 to October 1997, Mr. Miller was President and a director of Baxter International, Inc., a New York based apparel wholesaler. From January 1990 to April 1996, Mr. Miller was Chairman of Ocean Apparel, Inc., a Florida based sportswear firm.

Robert G. Stevens has served as a director of the Corporation since December 1996. From December 1999 to May 2002, Mr. Stevens also served as an Executive Vice President of the Corporation. Since May 2002, Mr. Stevens has been the President of Growth Insight, Inc. ("Growth Insight"), a consulting firm that specializes in developing growth strategies. From December 1994 to December 1999, Mr. Stevens was a Vice President of Mercer Management Consulting, Inc. ("Mercer"), a management consulting firm. From November 1992 to December 1994, Mr. Stevens was a Principal at Mercer. As of May 13, 2003, Mr. Stevens serves on the Board of Directors of Axsys Technologies, Inc., a manufacturer of precision motors, optical components and machines used in medical imaging and aerospace.

Neal Moszkowski has served as a director of the Corporation since August 1999 and is the Series A Preferred Stock Designee. Mr. Moszkowski has been a partner of Soros Private Equity Partners LLC ("Soros Private Equity") since August 1998. Prior to joining Soros Private Equity, Mr. Moszkowski was an Executive Director of Goldman Sachs International and a Vice President of Goldman, Sachs & Co., an investment banking firm, in its Principal Investment Area. He joined Goldman, Sachs & Co. in August 1993. Mr. Moszkowski is also a Director of Integra LifeSciences Holdings Corporation, a medical products company and JetBlue Airways Corporation.

David Wassong has served as a director of the Corporation since February 2001 and is the Series B Preferred Stock Designee. Mr. Wassong has been a partner of Soros Private Equity since June 1998. Prior to joining Soros Private Equity, from July 1997 to June 1998, Mr. Wassong was Vice President, and previously Associate, at Lauder Gaspar Ventures, LLC, a media, entertainment and telecommunications-focused venture capital fund.

                              MEETINGS OF THE BOARD

        During the fiscal year ended December 31, 2002, the Board of Directors met, or acted by unanimous written consent, on nine occasions. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committee(s) on which he or she served during the 2002 fiscal year.

        So long as at least 60% of the shares of Series A Preferred Stock issued and outstanding as of August 26, 1999 remain issued and outstanding, the Series A Preferred Designee is entitled to seven votes on any matter to come before the Board of Directors. So long as 60% of the Series B Preferred Stock issued and outstanding as of February 5, 2001 remains issued and outstanding, the Series B Preferred Designee is entitled to seven votes on any matter to come before the Board of Directors. As of the date of this Proxy Statement, such minimum amounts of Series A Preferred Stock and Series B Preferred Stock remain issued and outstanding and, therefore, the Preferred Designees are entitled to cast 14 out of 19 votes to be cast by Board of Directors on any matter to come before the Board of Directors.

        The Board of Directors has established an Audit Committee ("Audit Committee") comprised of Martin Miller, Josephine Esquivel and Alan Kane. The Audit Committee is responsible for the appointment of the Corporation's outside accountants, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions. The duties of the Audit Committee are fully set forth in the charter adopted by that committee and attached hereto as Exhibit A. During the fiscal year ended December 31, 2002, the Audit Committee, met, or acted by unanimous written consent, on five occasions. The Board of Directors believes that Messrs. Miller and Kane and Ms. Esquivel are "independent directors" within the meaning of Nasdaq Marketplace Rule 4200(a)(14). The information contained in this paragraph (other than the first sentence hereof) shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, the "Exchange Act"), and shall not otherwise be deemed filed under such Acts.

        The Board of Directors also has established an Option Plan/Compensation Committee ("Option Plan/Compensation Committee") consisting of Neal Moszkowski and Martin Miller. The Option Plan/Compensation Committee administers the Corporation's 1997 and 2000 Stock Option Plans (the "1997 Plan" and the "2000 Plan" respectively), establishes the compensation levels for executive officers and key personnel and oversees the Corporation's bonus plans. During the fiscal year ended December 31, 2002, the Option Plan/Compensation Committee, met, or acted by unanimous written consent, on 16 occasions.

        In October 2001, the Board of Directors established a Technology Committee (the "Technology Committee") to approve any plan, agreement, instrument or document it deems necessary, appropriate or desirable to reduce the Corporation's technology expenses while preserving the reliability and performance of the Corporation's technology infrastructure. The Technology Committee consists of Neal Moszkowski and David Wassong. During the fiscal year ended December 31, 2002, the Technology Committee met, or acted by written consent, on one occasion.

        The Board of Directors has no standing nominating committee.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee met and held discussions with management and Pricewaterhouse Coopers LLP ("PwC"). The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2002 with management and has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Corporation's independent public accountants also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent public accountants their independence from the Corporation.

        Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board that the Corporation's audited consolidated financial statements for fiscal 2002 be included in the Corporation's Annual Report on Form 10-K for fiscal 2002 filed with the Securities and Exchange Commission.

                                   AUDIT COMMITTEE

                                   MARTIN MILLER
                                   JOSEPHINE ESQUIVEL
                                   ALAN KANE

                                 SHARE OWNERSHIP

COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Corporation as of the Record Date, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Common Stock, (ii) each of the Corporation's directors,
(iii) the Named Executives (as defined below), and (iv) all directors and executive officers as a group.

                                      NUMBER OF SHARES
  NAME(1)                            BENEFICIALLY OWNED            PERCENTAGE(2)
  --------------------------------   ------------------            -------------
  E. Kenneth Seiff                            2,295,990(3)(4)       17.92%

  Josephine Esquivel                              7,500(5)               *

  Alan Kane                                       3,750(6)               *

  Martin Miller                                  27,500(7)(8)            *

  Neal Moszkowski(9)                             15,000(10)              *

  David Wassong(9)                                7,500(11)              *

  Robert G. Stevens                             221,189(12)          1.97%

  Patrick C. Barry                            1,003,590(13)          8.35%

  Jonathan B. Morris                          1,011,536(14)          8.41%

  SFM Domestic Investments LLC                1,576,833(15)         12.69%

  Quantum Industrial Partners LDC            48,188,318(16)         89.36%

  George Soros                               49,765,151(17)         89.94%

  All directors and executive
   officers as a group (9 persons)            4,593,556(18)         30.50%

----------

  *Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3)     Includes 3,000 shares of Common Stock held by Nicole Seiff, the wife of
        E. Kenneth Seiff, as to which Mr. Seiff disclaims beneficial ownership.
(4) Includes 1,790,833 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.
(5) Includes 7,500 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.
(6) Includes 3,750 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.
(7) Includes 24,500 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.

(8) Includes 3,000 shares of Common Stock held by Madge Miller, the wife of Martin Miller, as to which Mr. Miller disclaims beneficial ownership.
(9) Messrs. Moszkowski and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock, respectively. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Common Stock beneficially owned by George Soros, SFMDI and QIP (as defined in notes
        (15) and (16) below) and none of such shares are included in the table above as being beneficially owned by them.
(10) Includes 15,000 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.
(11) Includes 7,500 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.
(12) Includes 188,250 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.
(13) Includes 998,590 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.
(14) Includes 998,673 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.
(15) Represents: 124,700 shares of Common Stock issuable upon conversion of 14,590 shares of Series A Preferred Stock; 866,942 shares of Common Stock issuable upon conversion of 281,571 shares of Series B Preferred Stock; 41,710 shares of Common Stock issuable upon conversion of 31.7 shares of Series C Preferred Stock; 297,669 shares of Common Stock issuable upon conversion of 226.229 shares of Series D Preferred Stock (includes shares of Common Stock which would be issuable upon conversion of Series D Preferred Stock, assuming stockholder approval of the Series D Conversion Provisions); 172,995 shares of Common Stock; 41,710 shares of Common Stock issuable upon conversion of 31.7 shares of Series E Preferred Stock (includes shares of Common Stock which would be issuable upon conversion of Series E Preferred Stock, assuming stockholder approval of the Series E Conversion Provisions); and 31,107 shares of Common Stock issuable upon exercise of warrants (collectively, the "SFMDI Shares") held in the name of SFM Domestic Investments LLC ("SFMDI"). SFMDI is a Delaware limited liability company. As sole managing member of SFMDI, George Soros ("Mr. Soros") may also be deemed the beneficial owner of the SFMDI Shares. The principal address of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(16) Represents: 3,806,923 shares of Common Stock issuable upon conversion of 445,410 shares Series A Preferred Stock; 26,503,095 shares of Common Stock issuable upon conversion of 8,607,843 shares of Series B Preferred Stock; 1,274,078 shares of Common Stock issuable upon conversion of
        968.3 shares of Series C Preferred Stock; 9,092,525 shares of Common Stock issuable upon conversion of 6,910.319 shares of Series D Preferred Stock (includes shares of Common Stock which would be issuable upon conversion of Series D Preferred Stock, assuming stockholder approval of the Series D Conversion Provisions); 5,287,082 shares of Common Stock; 1,274,078 shares of Common Stock issuable upon conversion of 968.3 shares of Series E Preferred Stock (includes shares of Common Stock which would be issuable upon conversion of Series E Preferred Stock, assuming stockholder approval of the Series E Conversion Provisions); and 950,537 shares of Common Stock issuable upon exercise of warrants (collectively, the "QIP Shares") held in the name of Quantum Industrial Partners LDC ("QIP"). QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIH Management Investor L.P., a Delaware limited partnership ("QIHMI"), is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company ("QIH Management"). Soros Private Funds Management LLC, a Delaware limited liability company ("SPFM") is the sole managing member of QIH Management. Mr. Soros is the sole member of SPFM. Mr. Soros has entered into an agreement with Soros Fund Management LLC, a Delaware limited liability company ("SFM LLC"), pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC (the "QIP Contract"). SFM LLC, as a result of the QIP Contract may be deemed to be the beneficial owner of the QIP Shares. Mr. Soros is also the Chairman of SFM LLC and in such capacity may be deemed to have voting and dispositive power over the QIP Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be the beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(17)    See (15) and (16) above
(18) Includes 4,034,597 shares of Common Stock issuable upon exercise of options granted under the 1997 Plan.

SERIES A PREFERRED STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Series A Preferred Stock of the Corporation as of the Record Date, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Series A Preferred Stock of the Corporation,
(ii) each of the Corporation's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                        Number of Shares
   Name(1)                             Beneficially Owned       Percentage(2)
   --------------------------------    ------------------       -------------
   E. Kenneth Seiff                           -                        -

   Josephine Esquivel                         -                        -

   Alan Kane                                  -                        -

   Martin Miller                              -                        -

   Neal Moszkowski(3)                         -                        -

   David Wassong(3)                           -                        -

   Robert G. Stevens                          -                        -

   Patrick C. Barry                           -                        -

   Jonathan B. Morris                         -                        -

   Quantum Industrial Partners LDC        445,410(4)                 96.8%

   George Soros                           460,000(5)                100.0%

   All directors and executive
    officers as a group (9 persons)           -                        -

----------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock, respectively. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the Series A Preferred Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) Represents the shares of Series A Preferred Stock held in the name of QIP (the "QIP A Shares"). QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curcao, Netherlands Antilles. QIHMI is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SPFM is the sole managing member of QIH Management. Mr. Soros is the sole member of SPFM. Mr. Soros has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. SFM LLC, as a result of the QIP Contract, may be deemed to be the beneficial owner of the QIP A Shares. Mr. Soros is also the Chairman of SFM LLC and in such capacity may be deemed to have voting and dispositive power over the QIP A Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be beneficial owners of the QIP A Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.

(5) Represents both (i) 14,590 shares of Series A Preferred Stock held in the name of SFMDI (the "SFMDI A Shares") and (ii) the QIP A Shares referenced in Note 4 above. As sole managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI A Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

SERIES B PREFERRED STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Series B Preferred Stock of the Corporation as of the Record Date, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Series B Preferred Stock of the Corporation,
(ii) each of the Corporation's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                            Number of Shares
     Name(1)                               Beneficially Owned     Percentage (2)
     --------------------------------      ------------------     --------------
     E. Kenneth Seiff                              -                     -

     Josephine Esquivel                            -                     -

     Alan Kane                                     -                     -

     Martin Miller                                 -                     -

     Neal Moszkowski(3)                            -                     -

     David Wassong(3)                              -                     -

     Robert G. Stevens                             -                     -

     Patrick C. Barry                              -                     -

     Jonathan B. Morris                            -                     -

     Quantum Industrial Partners LDC         8,607,843(4)              96.8%

     George Soros                            8,889,414(5)             100.0%

     All directors and executive
      officers as a group (9 persons)              -                     -

----------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock, respectively. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series B Preferred Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) Represents the shares of Series B Preferred Stock held in the name of QIP (the "QIP B Shares"). QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curcao, Netherlands Antilles. QIHMI is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SPFM is the sole managing member of QIH Management. Mr. Soros is the sole member of SPFM. Mr. Soros has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. SFM LLC, as a result of the QIP Contract, may be deemed to be the beneficial owner of the QIP B Shares. Mr. Soros is also the Chairman of SFM LLC and in such capacity may be deemed to have voting and dispositive power over the QIP B Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be beneficial owners of the QIP B Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) the 281,571 shares of Series B Preferred Stock held in the name of SFMDI (the "SFMDI B Shares") and (ii) the QIP B Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI B Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

SERIES C PREFERRED STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Series C Preferred Stock of the Corporation as of the Record Date, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Series C Preferred Stock of the Corporation,
(ii) each of the Corporation's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                          Number of Shares
     Name(1)                             Beneficially Owned       Percentage (2)
     --------------------------------    ------------------       --------------
     E. Kenneth Seiff                             -                      -

     Josephine Esquivel                           -                      -

     Alan Kane                                    -                      -

     Martin Miller                                -                      -

     Neal Moszkowski(3)                           -                      -

     David Wassong(3)                             -                      -

     Robert G. Stevens                            -                      -

     Patrick C. Barry                             -                      -

     Jonathan B. Morris                           -                      -

     Quantum Industrial Partners LDC           968.3(4)                96.8%

     George Soros                            1,000.0(5)               100.0%

     All directors and executive
      officers as a group (9 persons)             -                      -

----------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock, respectively. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series C Preferred Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) Represents the shares of Series C Preferred Stock held in the name of QIP (the "QIP C Shares"). QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curcao, Netherlands Antilles. QIHMI is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SPFM is the sole managing member of QIH Management. Mr. Soros is the sole member of SPFM. Mr. Soros has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. SFM LLC, as a result of the QIP Contract may be deemed to be the beneficial owner of the QIP C Shares. Mr. Soros is also the Chairman of SFM LLC and in such capacity may be deemed to have voting and dispositive power over the QIP C Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be beneficial owners of the QIP C Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 31.7 shares of Series C Preferred Stock held in the name of SFMDI (the "SFMDI C Shares") and (ii) the QIP C Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI C Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

SERIES D PREFERRED STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Series D Preferred Stock of the Corporation as of the Record Date, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Series D Preferred Stock of the Corporation,
(ii) each of the Corporation's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                          Number of Shares
     Name(1)                             Beneficially Owned       Percentage(2)
     --------------------------------    ------------------       -------------
     E. Kenneth Seiff                             -                      -

     Josephine Esquivel                           -                      -

     Alan Kane                                    -                      -

     Martin Miller                                -                      -

     Neal Moszkowski(3)                           -                      -

     David Wassong(3)                             -                      -

     Robert G. Stevens                            -                      -

     Patrick C. Barry                             -                      -

     Jonathan B. Morris                           -                      -

     Quantum Industrial Partners LDC        6,910.319(4)               96.8%

     George Soros                           7,136.548(5)              100.0%

     All directors and executive
      officers as a group (9 persons)             -                      -

----------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock, respectively. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series D Preferred Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) Represents the shares of Series D Preferred Stock held in the name of QIP (the "QIP D Shares"). QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curcao, Netherlands Antilles. QIHMI is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is

        QIH Management. SPFM is the sole managing member of QIH Management. Mr. Soros is the sole member of SPFM. Mr. Soros has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. SFM LLC, as a result of the QIP Contract, may be deemed to be the beneficial owner of the QIP D Shares. Mr. Soros is also the Chairman of SFM LLC and in such capacity may be deemed to have voting and dispositive power over the QIP D Shares. Accordingly, each of QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be beneficial owners of the QIP D Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 226.229 shares of Series D Preferred Stock held in the name of SFMDI (the "SFMDI D Shares") and (ii) the QIP D Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI D Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

SERIES E PREFERRED STOCK

        The following table sets forth certain information with respect to the beneficial ownership of the Series E Preferred Stock of the Corporation as of the Record Date, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Series E Preferred Stock of the Corporation,
(ii) each of the Corporation's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                          Number of Shares
     Name (1)                            Beneficially Owned       Percentage (2)
     --------------------------------    ------------------       --------------
     E. Kenneth Seiff                             -                      -

     Josephine Esquivel                           -                      -

     Alan Kane                                    -                      -

     Martin Miller                                -                      -

     Neal Moszkowski(3)                           -                      -

     David Wassong(3)                             -                      -

     Robert G. Stevens                            -                      -

     Patrick C. Barry                             -                      -

     Jonathan B. Morris                           -                      -

     Quantum Industrial Partners LDC           968.3(4)                96.8%

     George Soros                            1,000.0(5)               100.0%

     All directors and executive
      officers as a group (9 persons)             -                      -

----------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock, respectively. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series E Preferred Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.

(4) Represents the shares of Series E Preferred Stock held in the name of QIP (the "QIP E Shares"). QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curcao, Netherlands Antilles. QIHMI is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. SPFM is the sole managing member of QIH Management. Mr. Soros is the sole member of SPFM. Mr. Soros has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. SFM LLC, as a result of the QIP Contract, may be deemed to be the beneficial owner of the QIP E Shares. Mr. Soros is also the Chairman of SFM LLC, and in such capacity may be deemed to have voting and dispositive power over the QIP E Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be beneficial owners of the QIP E Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 31.7 shares of Series E Preferred Stock held in the name of SFMDI (the "SFMDI E Shares") and (ii) the QIP E Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI E Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

                      EXECUTIVE OFFICERS OF THE CORPORATION

        The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers.

  Name                    Age      Positions and Offices Presently Held
  ------------------      ---      -------------------------------------------
  E. Kenneth Seiff         38      Chairman of the Board of Directors, Chief
                                   Executive Officer, President and Treasurer
  Patrick C. Barry         40      Chief Financial Officer and Chief Operating
                                   Officer
  Jonathan B. Morris       36      Executive Vice President and Secretary

----------

        Following is information with respect to the Corporation's executive officers who are not also directors of the Corporation:

Patrick C. Barry served as an Executive Vice President of the Corporation from July 1998 to September 2000 and as its Chief Financial Officer since August 1998. In September 2000, Mr. Barry assumed the role of Chief Operating Officer of the Corporation and has served in that capacity since such time. From June 1996 to July 1998, Mr. Barry served as Chief Financial Officer and Vice President of Operations of Audible, Inc., an Internet commerce and content provider. From March 1995 to June 1996, Mr. Barry was Chief Financial Officer of Warner Music Enterprises, a direct marketing subsidiary of Time Warner, Inc. From July 1993 to March 1995, Mr. Barry served as Controller of Book-of-the-Month Club, a direct marketing subsidiary of Time Warner, Inc.

Jonathan B. Morris has served as an Executive Vice President and Secretary of the Corporation since June 1998. From November 1995 to June 1998, Mr. Morris was an attorney with Brown, Raysmann, Millstein, Felder & Steiner LLP, a New York based law firm that specializes in Internet and technology law. From September 1993 to November 1995, Mr. Morris was an attorney with Mudge, Rose, Guthrie, Alexander & Ferdon.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Objective and Philosophy. The Option Plan/Compensation Committee works closely with management to design an executive compensation program to assist the Corporation in attracting and retaining outstanding executives and senior management personnel. The design and implementation of such program continually evolves as the Corporation grows, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies of similar size and (ii) linking executives' compensation with the Corporation's financial performance by rewarding the achievement of short-term and long-term objectives of the Corporation.

Compensation Program Components. Currently, the three principal components of the Corporation's executive compensation program are: (i) annual base salary,
(ii) short-term incentive compensation in the form of performance bonuses payable in cash each year, and (iii) long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Option Plan/Compensation Committee's objectives and philosophy.

        Base Salary. Base salary levels for the Corporation's executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based on responsibility and performance. Base salaries for executives are generally recommended by executive management for the review and approval of the Option Plan/Compensation Committee and the Board (subject to applicable employment agreements).

        Short-Term Incentive Compensation. The short-term incentive compensation component consists of performance bonuses. The amount of any bonus is determined, in part, pursuant to the Corporation's management by objective ("MBO") program. Pursuant to the MBO program, individual and corporate goals are set annually and, in some instances, every six months, and the bonus paid to each executive is based in part on measuring which of these goals have been realized.

        Long-Term Incentive Compensation. The long-term incentive compensation component consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. The exercise price of stock options represents the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on the Nasdaq SmallCap Market for the business day preceding the date of grant. Generally, the stock options become exercisable in equal monthly increments over four years (subject to a six month "cliff" provision) and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Corporation. The Option Plan/Compensation Committee believes that granting stock options creates an incentive to promote the long-term interests of the Corporation and aligns the economic benefit to be derived therefrom by the Corporation's executives with those of the Corporation's outside shareholders. Stock options are granted by the Option Plan/Compensation Committee (and approved by the Board) to key employees based on management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Corporation.

CEO Compensation. Mr. Seiff's employment agreement provides for a base salary of $275,000, subject to increase by the Board of Directors, and an annual bonus to be determined by the Board of Directors, which may, at the discretion of the Board of Directors, be paid through the issuance of capital stock of the Corporation. His compensation is determined annually by the Option Plan/Compensation Committee based on his compensation in prior years and the compensation of CEO's of similarly sized companies in the internet retailing industry.

        Base Salary. During fiscal 2002, Mr. Seiff received an annual base salary of $275,000.

        Short-term Incentive Compensation. Mr. Seiff participated in the short-term incentive compensation plan discussed above and received a performance bonus of $50,000 for fiscal 2002.

        Long-term Incentive Compensation. During fiscal 2002, Mr. Seiff was granted 1,000,000 options to purchase Common Stock.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation over $1.0 million paid to a Corporation's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The long-term incentive compensation plan adopted by the Corporation has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. The Option Plan/Compensation Committee does not expect that the total cash and non-cash compensation received by any executive of the Corporation in fiscal 2003 will exceed $1.0 million.

                                   OPTION PLAN/COMPENSATION COMMITTEE

                                   NEAL MOSZKOWSKI
                                   MARTIN MILLER

        The foregoing report of the Option Plan/Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

        The following table summarizes the compensation paid to the Chief Executive Officer of the Corporation and to the three other most highly compensated executive officers of the Corporation for the Corporation's fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000 (each person appearing in the table is referred to as a "Named Executive"). No other executive officer of the Corporation received total annual compensation from the Corporation in excess of $100,000 during these years.

                                                                                                              LONG TERM
                                                                 ANNUAL COMPENSATION                         COMPENSATION
                                                    ------------------------------------------------------   ------------
                                                                                                              SECURITIES
                                                                                              OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR        SALARY                 BONUS           COMPENSATION     OPTIONS
----------------------------------         ----     ------------          ------------        ------------   ------------
E. Kenneth Seiff                           2002     $    274,999          $     50,000(7)     $      3,782      1,000,000(2)
Chief Executive Officer, President         2001     $    267,308          $     81,750(6)     $      1,000             --
 and Treasurer                             2000     $    250,367          $     50,000        $      1,000        980,000(1)(3)

Patrick C. Barry                           2002     $    224,999          $     35,000(7)     $        590      1,000,000(2)
Chief Financial Officer and Chief          2001     $    249,039(4)       $     44,000(6)     $        590             --
 Operating Officer                         2000     $    200,433(4)       $         --        $        590        489,912(2)(3)

Jonathan B. Morris                         2002     $    224,369          $     35,000(7)     $        330      1,000,000(2)
Executive Vice President                   2001     $    249,039(4)       $     40,000(8)     $        330             --
                                           2000     $    200,433(4)       $         --        $        330        490,000(2)(3)

Robert G. Stevens(5)                       2002     $    153,355          $         --        $         --             --
Executive Vice President                   2001     $    249,039(4)       $     40,000(8)     $         --             --
                                           2000     $    168,000          $         --        $         --        490,000(2)(3)

        (1) Options granted at an exercise price equal to 110% of the fair market value on the date of grant.
        (2) Options granted at an exercise price equal to 100% of the fair market value on the date of grant.
        (3) Represents options granted during fiscal year 2000 for services performed in fiscal 2000.
        (4) Includes amounts paid pursuant to retroactive salary adjustments.
        (5) Mr. Stevens' position as an executive officer of the Corporation terminated in May 2002.
        (6)     Represents amounts earned in 2001, but paid in fiscal 2002.
        (7)     Represents amounts earned in 2002 and paid in 2003.
        (8) Represents amounts earned in 2001, but paid in fiscal 2002 and 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the grant of stock options under the 1997 Plan to the Named Executives during the fiscal year ended December 31, 2002:

                                              INDIVIDUAL GRANTS
                        --------------------------------------------------------------
                                                 % OF TOTAL OPTIONS
                        NUMBER OF SECURITIES    GRANTED TO EMPLOYEES
                         UNDERLYING OPTIONS              IN              EXERCISE OR
   NAME                      GRANTED (#)           FISCAL YEAR (%)      BASE PRICE ($)   EXPIRATION DATE
   ------------------   --------------------    --------------------    --------------   ---------------
   E. Kenneth Seiff             790,000                 15.1%               $ 0.91          12/26/12
                                210,000                  4.0%               $ 0.91          12/26/12

   Patrick C. Barry             790,000                 15.1%               $ 0.91          12/26/12
                                210,000                  4.0%               $ 0.91          12/26/12

   Jonathan B. Morris           790,000                 15.1%               $ 0.91          12/26/12
                                210,000                  4.0%               $ 0.91          12/26/12
   Robert G. Stevens              --                     --                  n/a               n/a

        The Corporation does not currently grant stock appreciation rights.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and the unexercised options held at December 31, 2002. None of the Named Executives exercised any outstanding options during the fiscal year ended December 31, 2002.

                                         SECURITIES UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-MONEY
                                         OPTIONS AT DECEMBER 31, 2002 (#)        OPTIONS AT DECEMBER 31, 2002 ($)(1)
                                         ---------------------------------       -------------------------------------
      NAME                               EXERCISABLE         UNEXERCISABLE       EXERCISABLE             UNEXERCISABLE
      ----------------------             -----------         -------------       -----------             -------------
      E. Kenneth Seiff                     1,122,013            982,988          $   410,000             $   1,230,000

      Patrick C. Barry                       784,155            860,757          $   410,000             $   1,230,000

      Jonathan B. Morris                     784,219            860,782          $   410,000             $   1,230,000

      Robert G. Stevens(2)                   188,250                 --          $   287,000             $          --

        (1) Represents the value of unexercised, in-the-money stock options at December 31, 2002, using the $1.64 closing price of the Common Stock on that date.
        (2) Mr. Stevens' position as an executive officer of the Corporation terminated in May 2002.

EMPLOYMENT AGREEMENTS

        The Corporation has entered into employment agreements with each of the Named Executives who is currently employed by the Corporation. Each such employment agreement provides for a base salary, subject to increase by the Compensation Committee, and an annual bonus to be determined by the Compensation Committee.

Mr. Seiff's annual base salary is $275,000, and the annual base salary of Messrs. Barry and Morris is $225,000. Prior to the termination of his employment agreement in May 2002, Mr. Steven's annual base salary was $225,000. The term of the employment agreement for each of Messrs. Seiff, Morris, and Barry ends on June 30, 2005 but shall automatically renew for a successive one-year term, unless the Corporation provides notice of its desire not to renew such agreement at least 90 days prior to the end of the term. Each such employment agreement obligates the Corporation to make certain severance payments equal to six months' salary in connection with a termination by the Corporation of such Named Executive's employment, other than for cause, and also provides for the immediate vesting of any stock options held by such Named Executive under such circumstances. Each such employment agreement also provides for the immediate vesting of any stock options held by such Named Executive upon the occurrence of certain events classified as a "Change In Control". In addition, each such employment agreement provides that upon the occurrence of certain events classified as a "Change of Control" in which cash, securities or other consideration is paid or payable, or otherwise to be distributed directly to the Corporation's stockholders, each such Named Executive shall receive a bonus equal to a percentage of the proceeds received by the Corporation's stockholders.

DIRECTORS' COMPENSATION

        The Corporation's non-employee, independent directors are paid a cash stipend of $500 for each board or committee meeting attended in person (however, no such stipend is payable for more than one board or committee meeting held on the same date) and are reimbursed for expenses incurred on behalf of the Corporation. Additionally, each non-employee director receives an option to purchase 3,750 shares of Common Stock under the 1997 Plan at the time that such director is appointed and an annual grant of an option to purchase 3,750 shares of Common Stock under the 1997 Plan.

        See also the disclosure regarding Robert G. Stevens, a director of the Corporation, under the heading "Certain Relationships and Related Transactions."

STOCK PERFORMANCE GRAPH

        The following is a comparison of the cumulative total stockholder return of Common Stock with the cumulative total return of the NASDAQ National Stock Market Index and the CRSP Total Return Industry for Retail Trade Stocks for the period from December 31, 1997 though December 31, 2002. Cumulative total return values were calculated assuming an investment of $100 on December 31, 1997 and reinvestment of dividends.

                                 Bluefly, Inc.,
                      Comparison of Cumulative Total Return
                                December 31, 2002

                        [Performance Graph Appears Here]

                                                NASDAQ            NASDAQ
   Measurement Date       Bluefly, Inc.      Market Index      Retail Index
   -----------------      -------------      ------------      ------------
   December 31, 1997          100.0             100.0             100.0

   December 31, 1998          522.6             141.0             121.7

   December 31, 1999          532.3             261.5             106.7

   December 31, 2000           29.0             157.8              65.5

   December 31, 2001           98.1             125.2              90.5

   December 31, 2002           84.6              86.5              76.9

        This comparison shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Corporation pursuant to the Securities Act or the Exchange Act except to the extent the Corporation specifically incorporates this comparison by reference therein. This comparison shall not be deemed soliciting material or otherwise deemed filed under either such act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH SOROS RELATING TO THE LOAN FACILITY

        The Corporation is party to a Financing Agreement (the "Rosenthal Financing Agreement") with Rosenthal & Rosenthal, Inc. ("Rosenthal"), pursuant to which Rosenthal provides it with certain credit accommodations, including loans and advances, factor-to-factor guarantees, letters of credit in favor of suppliers or factors and purchases of payables owed to the Corporation's suppliers (the "Loan Facility"). In connection with the Loan Facility, the Corporation entered into a Reimbursement Agreement with Quantum Industrial Partners LDC and SFM Domestic Investments LLC (collectively, "Soros") pursuant to which Soros issued a standby letter of credit (the "Soros Guarantee") (as of December 31, 2002, in the amount of $1.5 million) in favor of Rosenthal to guarantee a portion of the Corporation's obligations under the Loan Facility, the Corporation agreed to reimburse Soros for any amounts it pays to Rosenthal pursuant to such guarantee and the Corporation granted Soros a subordinated lien on substantially all of its assets, including its cash balances, in order to secure its reimbursement obligations. By amendment to the Reimbursement Agreement, on March 17, 2003, the amount of the Soros Guarantee was increased to $2.0 million. In March 2003, the expiration date of the Loan Facility was extended to June 30, 2004.

        In consideration for the issuance of the Soros Guarantee in March 2001, pursuant to the Reimbursement Agreement, the Corporation issued to Soros a warrant to purchase 100,000 shares of Common Stock at an exercise price equal to $0.88 per share, exercisable at any time prior to September 15, 2011. In consideration for Soros' agreement to maintain the $1.5 million standby letter of credit until August 15, 2003, the Corporation issued to Soros, in March 2002, a warrant to purchase 60,000 shares of Common Stock at an exercise price equal to $1.66 per share (the 20 day trailing average of the closing sale price of the Common Stock on the date of issuance), exercisable at any time prior to March 30, 2007. By amendment to the Reimbursement Agreement, on March 17, 2003, the amount of the Soros Guarantee was increased to $2 million and Soros agreed to maintain the Soros Guarantee until November 15, 2004. In consideration for Soros' agreement to maintain the Soros Guarantee until November 15, 2004 and increase the amount, the Corporation issued to Soros a warrant to purchase 25,000 shares of Common Stock at an exercise price equal to $0.78 per share (the 10 day trailing average of the closing sale price of the Common Stock on the date of issuance), exercisable at any time prior to March 17, 2013.

        Subject to certain conditions, if the Corporation defaults on any of its obligations under the Loan Facility, Rosenthal has the right to draw upon the Soros Guarantee to satisfy any such obligations. If and when Rosenthal draws on the Soros Guarantee, pursuant to the terms of the Reimbursement Agreement, the Corporation would have the obligation to, among other things, reimburse Soros for any amounts drawn under the Soros Guarantee plus interest accrued thereon. In addition, to the extent that Rosenthal draws on the Soros Guarantee during the continuance of a default under the Loan Facility or at any time that the total amount outstanding under the Loan Facility exceeds 90% of the Soros Guarantee, the Corporation will be required to issue to Soros a Contingent Warrant to purchase a number of shares of Common Stock equal to the quotient of
(a) any amounts drawn under the Soros Guarantee and (b) 75% of the average of the closing price of the Common Stock on the ten days preceding the date of issuance of such warrant. Each Contingent Warrant will be exercisable for ten years from the date of issuance at an exercise price equal to 75% of the average closing price of the Common Stock on the ten days preceding the ten days after the date of issuance.

        Under the Loan Facility, Soros has the right to purchase all of the Corporation's obligations from Rosenthal at any time during its term (the "Buyout Option"). With respect to such Buyout Option, Soros has the right to request that Rosenthal make a draw under the Soros Guarantee as consideration to Soros for the purchase of such obligations.

FINANCING TRANSACTIONS WITH SOROS

        March 2002 Standby Commitment. In March 2002, the Corporation entered into an agreement with Soros, pursuant to which Soros agreed to provide the Corporation with up to $4 million (the "March 2002 Standby Commitment Amount") of additional financing on a standby basis at any time prior to January 1, 2003, all of which has been funded as described below. The Corporation was permitted to draw down on the March 2002 Standby Commitment Amount only at such time as its total cash balances were less than $1 million. Such financing was permitted to be made in one or more tranches as determined by the members of the Board of Directors who are not Soros designees, and any and all financings made were required to be on terms that were consistent with those in the market at the time the draw was made for similar investments by investors similar to Soros in companies similar to the Corporation. Subject to certain limitations, the March 2002 Standby Commitment Amount was to be reduced on a dollar-for-dollar basis by the gross cash proceeds that the Corporation or its subsidiaries received from the issuance of any equity or convertible securities after March 27, 2002. In exchange for this commitment, but not as a substitute for additional consideration that Soros would receive if and when any financing was made pursuant to the Soros Standby Agreement, the Corporation issued to Soros a warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.68 per share at any time until March 27, 2007. In connection with the issuance of this warrant, Soros agreed that the issuance of this warrant would not trigger the anti-dilution provision of Section 5.8.6 of the Corporation's certificate of incorporation.

        First Drawdown on March 2002 Standby Commitment. In June 2002, Soros invested $1.9 million in the Corporation through the purchase of shares of Common Stock and warrants, thereby reducing the March 2002 Standby Commitment Amount to $2.1 million. Under the terms of the transaction, the Corporation issued 1,186,573 shares of Common Stock at $1.57 per share, and warrants to purchase 296,644 shares of Common Stock at any time during the next five years at an exercise price of $1.88 per share for a purchase price of $0.125 per warrant.

        The June 2002 Soros investment was negotiated as part of an equity financing in which third party investors would also participate. In particular, one-third party investor committed to invest approximately $7 million on the same terms and conditions as those that applied to Soros' investment. However, this third party investment was not consummated. In connection with the June 2002 financing, the Corporation agreed to file a registration statement with the Commission within 45 days of closing, in order to register the Common Stock issued in the financing, as well as the Common Stock underlying the warrants. However, given the failure of the third party investors to consummate their investment, Soros has agreed to delay the filing of such registration statement, although the Corporation expects that it will be required to file such registration statement at some point in the future.

        As a result of the June 2002 financing, the conversion price of the Series B Preferred Stock, all of which is held by Soros, automatically decreased from $2.34 to $1.57. In accordance with EITF 00-27, this reduction in the conversion price of the Series B Preferred Stock resulted in the Corporation recording a beneficial conversion feature in the approximate amount of $10.2 million as part of its financial results for the quarter ended June 30, 2002. This non-cash charge, which is analogous to a dividend, resulted in an adjustment to the Corporation's computation of Loss Per Share.

        Second Drawdown on March 2002 Standby Commitment. In August 2002, Soros invested an additional $2.1 million in the Corporation through the purchase of Series 2002 Convertible Preferred Stock. Under the terms of the deal, the Corporation issued 2,100 shares of newly designated Series 2002 Convertible Preferred Stock to Soros at a price of $1,000 per share. The Series 2002 Convertible Preferred Stock had a liquidation preference of $1,000 per share and was convertible in whole or in part, at the holder's option, into the type of equity securities sold by the Corporation in any subsequent round of equity financing, at the lowest price per share paid by any participant in such financing and upon such other terms and conditions as such securities were sold in such financing. The Series 2002 Convertible Preferred Stock did not have any fixed dividend rate, and did not provide the holders thereof with any voting rights, other than with respect to transactions or actions that would adversely affect the rights, preference, powers and privileges of the Series 2002 Convertible Preferred Stock. This $2.1 million invested by Soros following the $1.9 million investment made by Soros in June 2002 completed Soros' obligation under the $4 million standby commitment established in March 2002. As part of the March 2003 financing, the Series 2002 Convertible Preferred Stock was converted into Series D Preferred Stock.

        September 2002 Series C Preferred Stock and Note Financing. In September 2002, the Corporation entered into an agreement with Soros pursuant to which Soros purchased 1,000 shares of Series C Preferred Stock for $1,000,000 and promissory notes convertible into Series C Preferred Stock ("Series C Notes") in the aggregate principal amount of $2,000,000, all for the aggregate purchase price of $3,000,000. Each share of Series C Preferred Stock has a face value of $1,000 and a liquidation preference equal to the greater of (i) $1,000 plus accrued and unpaid dividends, and (ii) the amount the holder of such share would receive if it were to convert such share into Common Stock immediately prior to the liquidation of the Corporation. The Series C Preferred Stock is convertible, at any time and from time to time at the option of the holder into Common Stock at the rate of one to 1,315.79. The conversion price of the Series C Preferred Stock is subject to an anti-dilution adjustment, pursuant to which, subject to certain exceptions, to the extent that the Corporation issues Common Stock or securities convertible into Common Stock at a price per share less than the Series C Preferred Stock conversion price in the future, the conversion price of the Series C Preferred Stock would be decreased so that it would equal the price at which shares of common stock are sold in the new issuance. The Corporation is entitled to redeem all, but not less than all, of the outstanding Series C Preferred Stock for cash at the price of, depending upon the date of such redemption, four times, four and one-half times or five times the market price of the Common Stock on the date of the initial issuance of the Series C Preferred Stock. Dividends accrue on the Series C Preferred Stock at an annual rate equal to 8.0% of the face value and are payable only upon conversion or redemption of the Series C Stock or upon our liquidation. The Series C Preferred Stock votes on an as converted basis (except that it was not entitled to vote with respect to the approval of the conversion rights of the Series 2002 Convertible Preferred Stock and for the Series C Preferred Stock, which were approved by the Corporation's shareholders at its annual meeting in November
2002).

        Interest on the Series C Notes accrued at an annual rate equal to 3.0% on a cumulative, compounding basis and was payable only upon repayment of the principal amount, whether at maturity or upon a mandatory or optional prepayment. The outstanding principal amount of the Series C Notes and all accrued and unpaid interest was payable in full no later than March 26, 2003. The Series C Notes were subject to (i) mandatory prepayment upon the occurrence of certain bankruptcy events, whether voluntary or involuntary, (ii) prepayment at the option of the holder upon the occurrence of certain events of default, the sale of all or substantially all of the Corporation's assets, the merger or consolidation of the Corporation into another entity or any change of control of the Corporation and (iii) prepayment at the Corporation's option, at any time or from time to time, upon five days notice to the holder. The principal amount of and interest accrued on the Series C Notes were convertible into Series C Preferred Stock, at the option of the holder and at any time and from time to time, at the rate of $1,000 per share. The Corporation's obligations under the Series C Notes were subordinated to its obligations under the Rosenthal Financing Agreement although such subordination did not affect Soros' conversion rights with respect to the Series C Notes. The Series C Notes were repaid in connection with the March 2003 financing.

        As a result of the September 2002 financing, the conversion price of the Series B Preferred Stock, all of which is held by Soros, automatically decreased from $1.57 to $0.93. In accordance with EITF 00-27, this reduction in the conversion price of the Series B Preferred Stock resulted in the Corporation recording a beneficial conversion feature in the approximate amount of $5.1 million as part of its financial results for the quarter ended September 30, 2002. This non-cash charge, which is analogous to a dividend, resulted in an adjustment to the Corporation's computation of Loss Per Share.

        January 2003 Convertible Promissory Note Financing. In January 2003 the Corporation issued to Soros $1 million of demand convertible promissory notes that bore interest at a rate of 8% per annum and had a maturity date of July 28, 2003 and warrants to purchase 25,000 shares of Common Stock, exercisable at any time on or prior to January 28, 2007 at $1.12 per share. The promissory notes together with any accrued interest were convertible into equity securities that the Corporation might issue in any subsequent round of financing, at the holder's option, at a price that was equal to the lowest price per share accepted by any investor in such subsequent round of financing. Interest on the notes accrued at an annual rate equal to 8.0% on a cumulative, compounding basis and was payable only upon repayment of the principal amount, whether at maturity or upon a mandatory or optional prepayment. The outstanding principal amount of the notes and all accrued and unpaid interest was payable in full no later than July 28, 2003. The notes were subject to (i) mandatory prepayment upon the occurrence of certain bankruptcy events, whether voluntary or involuntary, (ii) prepayment at the option of the holder upon the occurrence of certain events of default, the sale of all or substantially all of the Corporation's assets, the merger or consolidation of the Corporation into another entity or any change of control of the Corporation and (iii) prepayment at the Corporation's option, at any time or from time to time, upon five days notice to the holder. The Corporation's obligations under the notes were subordinated to its obligations under the Rosenthal Financing Agreement although such subordination did not affect Soros' conversion rights with respect to the Series C Notes. As part of the March 2003 financing, the January 2003 promissory notes were converted into Series D Preferred Stock.

        March 2003 Series D Preferred Stock Financing. In March 2003, the Corporation entered into an agreement with Soros pursuant to which Soros: (i) provided $2 million of new capital by purchasing 2,000 shares of Series D Preferred Stock, (ii) converted the promissory notes issued to it in the January 2003 financing and all of its

Series 2002 Preferred Stock into 3,109.425 shares of Series D Preferred Stock and (iii) purchased 2,027.123 additional shares of Series D Preferred Stock for approximately $2 million, with such $2 million in additional proceeds being retained by Soros as payment in full of the Corporation's obligations under the demand promissory notes issued to Soros in September 2002.

        Each share of Series D Preferred Stock has a face value of $1,000 and a liquidation preference equal to the greater of (i) $1,000 plus accrued and unpaid dividends or (ii) the amount the holder of such shares would receive if it were to convert such shares into Common Stock immediately prior to the liquidation of the Corporation. The Series D Preferred Stock is convertible, at any time and from time to time at the option of the holder into Common Stock at the rate of one to 1,315.79. The conversion price of the Series D Preferred Stock is subject to an anti-dilution adjustment, pursuant to which, subject to certain exceptions, to the extent that the Corporation issues Common Stock or securities convertible into Common Stock at a price per share less than the Series D Preferred Stock conversion price in the future, the conversion price of the Series D Preferred Stock would be decreased so that it would equal the conversion price of the new security or the price at which shares of Common Stock are sold, as the case may be. However, to the extent required by the rules of the Nasdaq SmallCap Market or any other national securities exchange or quotation system upon which the Common Stock may be listed from time to time, until such time as such conversion provisions are approved by the Corporation's stockholders, the total number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock may not exceed 2,204,803 shares (which represents less than 20% of the Corporation's outstanding Common Stock as of the date that the Series D Preferred Stock was issued), regardless of any adjustment to the Series D Preferred Stock conversion price.

        Beginning on November 13, 2004, the Corporation is entitled to redeem all, but not less than all, of the outstanding Series D Preferred Stock for cash at the price of, depending upon the date of such redemption, four times, four and one-half times or five times the market price of the Common Stock on the date of the initial issuance of the Series D Preferred Stock. Dividends accrue on the Series D Preferred Stock at an annual rate equal to 12% of the face value and are payable only upon conversion or redemption of the Series D Preferred Stock or upon the Corporation's liquidation. The Series D Preferred Stock votes on an as converted basis, except with respect to approval of the Series D Conversion Provisions and the Series E Conversion Provisions.

        Additionally, Soros agreed to provide the Corporation with up to $1 million in additional financing on a standby basis at any time prior to January 1, 2004, provided that the Corporation's cash balances were less than $1 million (the "2003 Standby Commitment"). Such financing could be made in one or more tranches as determined by the members of the Board of Directors who are not Soros designees, and any and all draws against the 2003 Standby Commitment were to be effected through the purchase of newly-designated shares of Series E Preferred Stock on terms and conditions substantially identical to the Series D Preferred Stock, except that: (1) the conversion price of the Series E Preferred Stock was to be the lower of (a) the average closing price of the Common Stock on the Nasdaq SmallCap Market for the ten trading days preceding the issuance of the Series E Preferred Stock and (b) $0.76; and (2) the Series E Preferred Stock was not to be convertible into Common Stock (and was not to be entitled to vote with the Common Stock on matters submitted to a vote of the holders of the Common Stock) until such time as the Corporation's stockholders approve the Series E Conversion Provisions to the extent required by the rules of the Nasdaq SmallCap Market or any other national securities exchange or quotation system upon which the Common Stock may be listed from time to time. Subject to certain limitations, the amount of the 2003 Standby Commitment was to be reduced on a dollar-for-dollar basis by the gross cash proceeds received by the Corporation or any of its subsidiaries from the issuance of any equity or convertible securities after March 12, 2003. To the extent that a draw down on the 2003 Standby Commitment resulted in the conversion price of the Series E Preferred Stock being less than $0.76, Soros agreed to waive its right to readjust the conversion price on the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock in connection with the issuance of the Series E Preferred Stock.

        As a result of the March 2003 Financing, the conversion price of the Series B Preferred Stock and the Series C Preferred Stock, all of which is held by Soros, automatically decreased from $0.93 to $0.76. In accordance with EITF 00-27, the reduction in the conversion price of the Series C Preferred Stock resulted in the Corporation recording a beneficial conversion feature in the approximate amount of $225,000 as part of its financial results for the quarter ended March 31, 2003. This non-cash charge, which is analogous to a dividend, resulted in an adjustment to the Corporation's computation of Loss Per Share.

        May 2003 Series E Preferred Stock Financing. In May 2003, Soros purchased 1,000 shares of Series E Preferred Stock from the Corporation for an aggregate purchase price of $1 million in full satisfaction of the 2003

Standby Commitment. The Series E Preferred Stock has a conversion price of $0.76 and incorporates the rights and preferences described above.

        Until May 2002, Robert G. Stevens, a director of the Corporation, served as an Executive Vice President of the Corporation. In connection with the termination of his employment, the Corporation agreed to pay to Growth Insight, a corporation wholly owned by Mr. Stevens, $7,000 per month in consideration of consulting services to be performed from June 1, 2002 to November 30, 2002. All such amounts have been paid.

        The Corporation believes that each of the transactions described above was on terms fair to the Corporation's and its stockholders, and at least as favorable to the Corporation those available from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who beneficially own more than ten percent of the Common Stock (collectively, the "Reporting Persons") to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Reporting Persons are required to furnish the Corporation with copies of all such reports. To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation and certain representations of the Reporting Persons, the Corporation believes that during the 2002 fiscal year all Reporting Persons complied with all applicable Section 16(a) reporting requirements, except that Alan Kane's initial statement of beneficial ownership on Form 3 upon his appointment as a director of the Corporation was inadvertently filed late but was filed on October 31, 2002.

                     ITEM 2. SERIES D CONVERSION PROVISIONS

        As discussed above under the caption "Certain Relationships and Related Transactions," on March 12, 2003, the Corporation issued to Soros 7,136.548 shares of Series D Preferred Stock.

        As a Nasdaq SmallCap Market - listed issuer, the Corporation is subject to the requirement that it obtain stockholder approval for any issuance of securities convertible into Common Stock at a price less than the greater of book or market value that equals 20% of the Common Stock or voting power outstanding before such issuance. While the conversion price of the Series D Preferred Stock was based on the market value of the Common Stock as of the date of issuance, the Corporation understands that Nasdaq may take the position that the inclusion of provisions relating to anti-dilution adjustments to the Series D Preferred Stock conversion price based on future equity issuances may bring the Series D Preferred Stock within the coverage of the Nasdaq stockholder approval rules. Accordingly, the Board of Directors has determined that it is advisable to submit the Series D Conversion Provisions to the approval of the Corporation's stockholders and the maximum number of shares that may be issued upon conversion of the Series D Preferred Stock has been set at 2,204,803 (which represents less than 20% of the outstanding Common Stock as of the date that the Series D Preferred Stock was issued) until such time as the Series D Conversion Provisions are so approved. Stockholder approval under Nasdaq's rules requires the vote of a simple majority of the shares present at any meeting and entitled to vote. Therefore, Soros beneficially owns sufficient shares of Common Stock (even excluding its shares of Series D Preferred Stock and Series E Preferred Stock, which are not entitled to vote on this matter) to determine the outcome of the vote with respect to the Series D Conversion Provisions.

        As holder of a majority of the issued and outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, Soros has substantial influence over whether, and the terms upon which, the Corporation may consummate any subsequent round of financing. Moreover, Soros has historically provided the Corporation with much of its needed capital. Although there can be no assurance that the Corporation will be able to raise additional capital, the Board of Directors believes that it will be substantially more difficult to raise additional, either from Soros or a third party, in the event that the Series D Conversion Provisions are not approved.

        The Board of Directors recommends a vote FOR approval of the Series D Conversion Provisions.

                     ITEM 3. SERIES E CONVERSION PROVISIONS

        As discussed above under the caption "Certain Relationships and Related Transactions," on May 21, 2003, the Corporation issued to Soros 1,000 shares of Series E Preferred Stock for an aggregate purchase price of $1,000,000.

        As noted above under Item 2, as a Nasdaq SmallCap Market - listed issuer, the Corporation is subject to the requirement that it obtain stockholder approval for any issuance of securities convertible into Common Stock at a price less than the greater of book or market value that equals 20% of the Common Stock or voting power outstanding before such issuance. Accordingly, the Board of Directors has determined that it is advisable to submit the Series E Conversion Provisions to the approval of the Corporation's stockholders and the Series E Preferred Stock is not convertible into Common Stock until such time as the Series E Conversion Provisions are so approved. Stockholder approval under Nasdaq's rules requires the vote of a simple majority of the shares present at any meeting and entitled to vote. Therefore, Soros beneficially owns sufficient shares of Common Stock (even excluding its shares of Series D Preferred Stock and Series E Preferred Stock, which are not entitled to vote on this matter) to determine the outcome of the vote with respect to the Series E Conversion Provisions.

        As holder of a majority of the issued and outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, Soros has substantial influence over whether, and the terms upon which, the Corporation may consummate any subsequent round of financing. Moreover, Soros has historically provided the Corporation with much of its needed capital. Although there can be no assurance that the Corporation will be able to raise additional capital, the Board of Directors believes that it will be substantially more difficult to raise additional equity, either from Soros or a third party, in the event that the Series E Conversion Provisions are not approved.

        The Board of Directors recommends a vote FOR approval of the Series E Conversion Provisions.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2003. The Corporation's financial statements for the 2002 fiscal year were examined and reported upon by PwC.

        A representative of PwC will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

        The aggregate fees billed for professional services rendered by PwC for the audit of the Corporation's consolidated financial statements, including the reviews of the Corporation's condensed consolidated financial statements included in its quarterly reports on Form 10-Q, for fiscal 2002 and 2001 were approximately $81,000 and $61,000, respectively.

AUDIT RELATED FEES

        Other than the fees described under the caption "Audit Fees" above, PwC did not bill any fees for services rendered to the Corporation during fiscal 2002 and 2001 for assurance and related services in connection with the audit or review of the Corporation's consolidated financial statements.

TAX FEES

        PwC did not bill the Corporation for any professional services rendered to the Corporation during fiscal 2002 and 2001 for tax compliance, tax advice or tax planning.

OTHER FEES

        PwC did not bill the Corporation for any other professional services rendered during fiscal 2002 and 2001 other than those described under the caption "Audit Fees."

AUDIT COMMITTEE PRE-APPROVAL POLICIES

        The Corporation's policy is that, before PwC is engaged by the Corporation to render audit or non-audit services, the engagement is approved by the Audit Committee.

                                 OTHER BUSINESS

        The Board of Directors currently knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

        The Corporation's bylaws provide that a stockholder who intends to present a proposal for stockholder vote at the Corporation's next annual meeting must give written notice to the Secretary of the Corporation not less than 90 days prior to the date that is one year from the date of this annual meeting. Accordingly, any such proposal must be received by the Corporation before May 2, 2004. The notice must contain specified information about the proposed business and the stockholder making the proposal. If a stockholder gives notice of a proposal after the deadline, the Corporation's proxy holders will have discretionary authority to vote on this proposal when and if raised at the next annual meeting. In addition, in order to include a stockholder proposal in the Corporation's proxy statement and form of proxy for the next annual meeting, such proposal must be received by the Corporation at its principal executive offices no later than the close of business on April 2, 2004 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

                              COST OF SOLICITATION

        The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

                     INCORPORATION OF FINANCIAL INFORMATION

        The following financial statements and other portions of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Commission on March 28, 2003 (the "Form 10-K"), and the Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the Commission on April 30, 2003 (the "Form 10-Q"), copies of which are being delivered with the Proxy Statement, are incorporated by reference herein:

                .       financial statements of the Corporation appearing in
                        Part II, Item 8 of the Form 10-K and in Part I, Item 1 of the Form 10-Q.

        All documents filed with the Commission by the Corporation pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Proxy Statement and prior to the date of the meeting are incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                   By Order of the Board of Directors,


                                   E. KENNETH SEIFF
                                   President and Chief Executive Officer

Dated: July 2, 2003

[FRONT]

                                  BLUEFLY, INC.
                                      PROXY
                         Annual Meeting, August 1, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints E. KENNETH SEIFF and JONATHAN MORRIS as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated on the reverse side, all shares of Common Stock, Series A Preferred Stock Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of Bluefly, Inc. held on record by the undersigned on June 25, 2003 at the Annual Meeting of Stockholders to be held on August 1, 2003, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

                (Continued and to be signed on the reverse side.)

[X]     Please mark your votes as in this example.


                        VOTE FOR         VOTE WITHHELD
                 all nominees listed at    AUTHORITY
               right except as marked to   from all
                   the contrary below      nominees                                                         FOR   AGAINST    ABSTAIN
1.ELECTION
  OF DIRECTORS             [ ]                [ ]       Nominees:             2. PROPOSAL TO APPROVE         [ ]     [ ]        [ ]
                                                          E. Kenneth Sieff       THE SERIES D CONVERSION
                                                          Josephine Esquivel     PROVISIONS
  FOR, EXCEPT      __________________                     Alan Kane
  VOTE                                                    Martin Miller       3. PROPOSAL TO APPROVE
  WITHHELD AS      __________________                     Robert G. Steven       THE SERIES E CONVERSION
  TO THE                                                                         PROVISIONS
  FOLLOWING        __________________                                                                        [ ]     [ ]        [ ]
  NOMINEES (IF                                                                4. IN THEIR DISCRETION,
  ANY):            __________________                                            THE NAMED PROXIES MAY
                                                                                 VOTE ON SUCH OTHER
                   __________________                                            BUSINESS AS MAY PROPERLY
                                                                                 COME BEFORE THE ANNUAL
                                                                                 MEETING, OR ANY
                                                                                 ADJOURNMENTS OR             [ ]     [ ]        [ ]
                                                                                 POSTPONEMENTS THEREOF.

                                                                                                             [ ]     [ ]        [ ]

                                                                                                             [ ]     [ ]        [ ]

                                                                                                             [ ]     [ ]        [ ]

                        The undersigned acknowledges receipt of the accompanying Proxy Statement dated July 2, 2003.

                        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

------------------------     -------------------------   DATE__________________
SIGNATURE OF STOCKHOLDER     SIGNATURE IF HELD JOINTLY
NOTE: Please mark, date, sign and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

                                                                       Exhibit A

                         CHARTER OF THE AUDIT COMMITTEE

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                                  BLUEFLY, INC.

I.      AUDIT COMMITTEE PURPOSE

   The Audit Committee of the Board of Directors of Bluefly, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

   . Monitor and review the processes pursuant to which the Company's financial statements are prepared and audited, the fairness of those financial statements and monitor and ensure the adequacy of the Company's systems of internal controls regarding finance, accounting, and legal compliance.

   . Appoint and monitor the independence and performance of the Company's independent auditors.

   . Provide an avenue of communication between the independent auditors, management and the Board of Directors.

   The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities, and it shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other financial consultants or experts it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

II.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

   Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs.

   Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

   The Audit Committee will have regular meetings at least four times per year (which should coincide with, and precede, the Company's public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee should meet privately and separately, on a regular basis, with management and with the independent auditors, to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III.    AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

   Review Procedures

   1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have it published in a proxy or information statement at least every three years in accordance with the Securities and Exchange Commission regulations.

   2. Review the Company's annual audited financial statements and related footnotes prior to filing or distribution. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the effect of using different accounting principles, practices and judgments.

   3. Review and discuss with management and with the independent auditors the Company's quarterly earnings releases and reports prior to public distribution.

   4. Review any reports or other documents filed with the Securities and Exchange Commission that include public financial disclosures prior to filing or distribution and discuss with management, if appropriate, whether the information contained in these documents is consistent with the information contained in the Company's financial statements.

   5. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

   6. Review written reports and significant findings prepared by the independent auditors, if any, and if appropriate, discuss the information contained in the reports with the independent auditors. Review management's responses, if any, to such reports and findings, including the status of previous recommendations.

   7. Receive copies of reports to management prepared by the independent auditors and management's responses to any such reports. Obtain confirmation from the independent auditors that the Company is in compliance with its financial reporting requirements.

   8. Review, annually, the procedures, structure, and qualifications of the Company's financial reporting personnel. Discuss with the independent auditors the performance of the financial reporting personnel and any recommendations the independent auditors may have.

   9. Review and approve the partners or managers of the independent auditors who were engaged on the Company's audit.

   10. To the extent that they have not been reviewed by the Compensation Committee of the Board of Directors or another committee of the Board of Directors composed of independent directors, review related party transactions and transactions involving conflicts of interest with officers and directors, whenever possible in advance of the creation of such transaction or conflict. Cause to be reviewed compensation, expenses, perquisites and related party transactions with officers and directors to verify that they are in accordance with corporate policies and with any agreements or arrangements approved by the Board of Directors.

   Independent Auditors

   11. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall review the independence and performance of the independent auditors and the experience and qualifications of the senior members of the independent auditor team. The Audit Committee shall annually appoint the independent auditors or approve any discharge of the independent auditors when circumstances warrant.

   12. Approve the audit fees and other significant compensation to be paid to the independent auditors.

   13. Approve the retention and related fees of the independent auditors for any non-audit services and consider whether the provision of these other services is compatible with maintaining the auditors' independence consistent with applicable standards.

   14. On an annual basis, the Audit Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and representing to the Company the independent auditors' independence consistent with applicable standards. The Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the auditors.

   15. Review the independent auditors' audit plan - discuss scope, staffing, reliance upon management and audit approach.

   16. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public
        Accountants: A Statement of Auditing Standards No. 61 including such matters as (i) the consistency of application of the Company's accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new or changes to the Company's accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statements items, including the timing of transactions and the period in which they are recorded.

   17. Obtain and consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting; the discussion should include such issues as the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates the clarity of the Company's financial disclosures and other significant decisions made by management in preparing the financial disclosures.

   Legal Compliance

   18. On at least an annual basis, review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

   Other Audit Committee Responsibilities

   19. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

   20. Report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

   21. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

   22. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

   23. Review financial and accounting personnel succession planning within the Company.